                                                                      EXHIBIT 11

                 SANTA BARBARA RESTAURANT GROUP, INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE

                                                                                          YEARS ENDED DECEMBER 31,
                                                                                --------------------------------------------
                                                                                     2000            1999           1998
                                                                                -------------    ------------   ------------
                                                                               (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                 Basic Earnings per share:
                                 Numerator
                                   Net income (loss) ............................   $ (1,418)      $ (2,502)     $  1,376
                                                                                    ========       ========      ========
                                 Denominator
                                   Basic weighted average number of common shares
                                      outstanding during the period .............     17,865         17,861         8,707
                                 Escrowed restricted shares issued and
                                      outstanding excluded from basic earnings
                                        per share ...............................       (100)          (120)         (179)
                                                                                    --------       --------      --------
                                                                                      17,765         17,741         8,528
                                                                                    ========       ========      ========
                                 Basic net income (loss) per share ..............   $  (0.08)     $   (0.14)      $   .16
                                                                                    ========       ========      ========
                                 Diluted Earnings per share:
                                 Numerator
                                   Net income (loss) ............................   $ (1,418)     $  (2,502)      $ 1,376
                                                                                    ========       ========      ========
                                 Denominator
                                   Basic weighted average number of common shares
                                      outstanding during the period .............     17,765         17,741         8,528
                                 Incremental common shares attributable to
                                   exercise of:
                                        escrowed restricted shares ..............       --            --              179
                                        outstanding options .....................       --            --              161
                                        outstanding warrants ....................       --            --              418
                                                                                    --------       --------      --------
                                                                                        --            --              758
                                                                                    --------       --------      --------
                                 Diluted weighted average shares ................     17,765         17,741         9,286
                                                                                    ========       ========      ========
                                 Diluted net income (loss) per share ............   $  (0.08)     $   (0.14)     $    .15
                                                                                    ========       ========      ========
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